LIMITED POWER OF ATTORNEY

The undersigned, Sean McClenaghan, hereby appoints each of Cherée H. Johnson, Caroline Prescott and Coleman Wombwell, signing singly, as attorney-in-fact to act for the undersigned and in the name of the undersigned solely to do all or any of the following:

1.

To execute and file with the Securities and Exchange Commission all statements regarding the undersigned’s beneficial ownership of securities of SPX Technologies, Inc. filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 and any Notice of Proposed Sale of Securities on Form 144 in accordance with Rule 144 under the Securities Act of 1933;

2.

To execute all necessary instruments to carry out and perform any of the powers stated above, and to do any other acts requisite to carrying out such powers, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 and Form 144 electronically with the SEC.

None of Cherée H. Johnson, Caroline Prescott or Coleman Wombwell shall incur any liability to the undersigned for acting or refraining from acting under this power.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is SPX Technologies, Inc. assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney. This Power of Attorney is governed by Delaware law.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to the undersigned’s beneficial ownership of securities of SPX Technologies, Inc. or any Forms 144 with respect to transactions in such securities, unless earlier revoked.  This Power of Attorney shall terminate with respect to any attorney-in-fact upon receipt by Cherée H. Johnson, Caroline Prescott or Coleman Wombwell, as the case may be, from the undersigned of a written notice of revocation of this Power of Attorney or, if earlier, at such time such attorney-in-fact is no longer employed by SPX Technologies, Inc. or K&L Gates LLP, as applicable.  The undersigned shall have the right to revoke this Power of Attorney at any time. Any previous Power of Attorney covering the subject matter hereof is hereby revoked effective the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this
27th day of August 2024.

By:  __/s/ Sean McClenaghan______

Name:  Sean McClenaghan